Exhibit 11a


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Diversified International Fund; Fidelity International Growth & Income Fund; Fidelity International Value Fund; Fidelity Overseas Fund; Fidelity Worldwide Fund; Fidelity Canada Fund; Fidelity Europe Fund; Fidelity Japan Fund; Fidelity Pacific Basin Fund; and Fidelity Emerging Markets Fund, of our reports dated December 16, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Reports to Shareholders of the aforementioned funds.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P

Boston, Massachusetts
December 20, 1996